                                                                    EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To American Lawyer Media Holdings, Inc.:


    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to all references to our Firm included in this registration statement.

                                           ARTHUR ANDERSEN LLP

New York, New York


June 15, 1998